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                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
The Santa Cruz Operation, Inc.:


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-79583) of Santa Cruz Operations of our reports dated October 22, 1999 except for note 17 which is as of December 1, 1999 and October 22, 1999 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

                                                  /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
November 6, 2000





The Board of Directors
The Santa Cruz Operation, Inc.:



We consent to incorporation by reference in the registration statement (No. 333-79583) on Form S-8 of The Santa Cruz Operation, Inc. of our reports dated October 22, 1997, relating to the consolidated statements of operations, shareholders' equity (deficit) and cash flows of The Santa Cruz Operation, Inc. and subsidiaries for the year ended September 30, 1997, and the related schedule, which reports appear or are incorporated by reference in the September 30, 1999, annual report on Form 10-K/A of The Santa Cruz Operation, Inc.

                                                                  /s/ KPMG LLP


Mountain View, California
November 6, 2000